Exhibit 99.1

Idaho Copper Corporation Announces Closing of Offering

Boise, Idaho, July 6, 2026 — Idaho Copper Corporation (“Idaho Copper” and the “Company”) (NYSE American: COPR, COPR WS), a critical minerals developer advancing the flagship CuMo copper-molybdenum-silver project in Idaho, today announced the closing of its underwritten public offering of shares of its common stock and warrants at a public offering price of $4.85 per share and accompanying warrant for gross proceeds of approximately $18,000,000, before deducting underwriting discounts and offering expenses. In addition, Idaho Copper has granted the underwriters a 45-day option to purchase up to an additional 556,800 shares of common stock and/or warrants to cover over-allotments at the public offering price, if any. The offering also included the purchase by the underwriters of 556,800 warrants in connection with the partial exercise by the underwriters of their over-allotment option.

The Company intends to use the proceeds for the completion of an updated Preliminary Economic Assessment, the first phase of preliminary work of a Prefeasibility Study, and general corporate purposes.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-290746) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 1, 2026. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Idaho Copper Corporation

Idaho Copper Corp. (NYSE American: COPR) is a critical minerals developer focused on exploring and developing the CuMo copper-molybdenum-silver project located in Boise County, Idaho. The CuMo project is one of the largest undeveloped copper deposits in the western hemisphere, likely the largest undeveloped molybdenum deposit in the world, and contains significant amounts of silver, rhenium, and tungsten-all considered critical or of strategic importance. The project comprises approximately 2,640 acres and consists of 126 federal unpatented lode mining claims and 6 patented mining claims. To learn more, please visit www.idaho-copper.com.

Forward Looking Statements

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include specific statements regarding the anticipated listing on the NYSE American and statements relating to expected developments and growth in Idaho Copper’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this press release contains time-sensitive information that reflects management’s best analysis only as of the date of this press release. Idaho Copper does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Idaho Copper’s periodic filings with the SEC.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(262) 357-2918

COPR@mzgroup.us

www.mzgroup.us